EXECUTION COPY
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                          STOCK PURCHASE AGREEMENT

                                   among

                              LASERTRON, INC.,

                        THE STOCKHOLDERS LISTED ON
                        EXHIBIT I ATTACHED HERETO,

                                    and

                             OAK INDUSTRIES INC.






















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                               TABLE OF CONTENTS


1.  Purchase and Sale of the Shares................................... 1
     1.1.   Purchase of the Shares from the Stockholders.............. 1
     1.2.   Purchase Price for the Securities......................... 2
     1.3.   Stockholders' Representative.............................. 2
     1.4.   Closing................................................... 3

2.  Representations of the Stockholders............................... 3

3.  Representations of the Company.................................... 4
     3.1.   Organization.............................................. 4
     3.2.   Capitalization of the Company............................. 5
     3.3.   Subsidiaries.............................................. 5
     3.4.   Authorization............................................. 6
     3.5.   Financial Statements...................................... 7
     3.6.   Litigation................................................ 7
     3.7.   Insurance................................................. 8
     3.8.   Intangible Property....................................... 8
     3.9.   Properties................................................ 9
     3.10.  Tax Matters...............................................10
     3.11.  Contracts and Commitments.................................12
     3.12.  Compliance with Laws, etc.................................13
     3.13.  Employee Relations........................................14
     3.14.  Employee Benefit Plans....................................14
     3.15.  Absence of Certain Changes or Events......................15
     3.16.  Banking Facilities, Powers of Attorney, etc...............17
     3.17.  Conflicts of Interest; Affiliated Transactions............18
     3.18.  Inventory.................................................18
     3.19.  Principal Customers and Suppliers.........................18
     3.20.  Brokers...................................................18
     3.21.  Hazardous Materials; Environmental Compliance;
            Disclosure of Environmental Information...................19
     3.22.  Product Warranties; Defects; Liability....................20
     3.23.  Organization of WTD.......................................21
     3.24.  Investment in WTD.........................................21
     3.25.  Authorization of WTD......................................21
     3.26.  WTD Compliance with Laws, etc.............................22
     3.27.  No Illegal Payments.......................................22
     3.28.  Disclosure................................................23

4.  Representations of the Buyer......................................23
     4.1.   Organization and Authority................................23
     4.2.   Authorization.............................................23
     4.3.   Investment Bankers........................................24
     4.4.   Investment Representation.................................24
     4.5.   Fairness Opinion..........................................24

5.  Access to Information; Confidentiality; Press Releases, etc.......24
     5.1.   Access to Management, Properties and Records..............24
     5.2.   Confidentiality...........................................24
     5.3.   Press Releases and Public Announcements...................24

6.  Certain Pre-Closing Covenants.....................................25
     6.1.   Covenants of the Company and its Subsidiaries.............25
             6.1.1.    Conduct of Business............................25
             6.1.2.    Communications with Customers, Suppliers and
                       Employees......................................26
             6.1.3.    Preservation of Organization...................26
     6.2.   Hart-Scott-Rodino Filing..................................26
     6.3.   No Solicitation...........................................27
     6.4.   Reports; Taxes............................................27

7.  Certain Other Covenants...........................................28
     7.1.   Reasonable Efforts to Obtain Satisfaction of
            Conditions, etc...........................................28
     7.2.   Amendment of Schedules....................................28
     7.3.   Options...................................................29
     7.4.   Form S-8..................................................30
     7.5.   Other Obligations.........................................30
     7.6.   Charter and By-laws.......................................30

8.  Conditions to Obligations to Close of the Buyer...................30
     8.1.   Continued Truth of Representations and Warranties
            of Stockholders; Compliance with Covenants and
            Obligations by Stockholders...............................30
     8.2.   Continued Truth of Representations and Warranties
            of the Company and its Subsidiaries; Compliance
            with Covenants and Obligations of the Company and
            its Subsidiaries..........................................30
     8.3.   Final Schedules...........................................31
     8.4.   Consent of Third Parties and Governmental Bodies..........31
     8.5.   Adverse Proceedings.......................................31
     8.6.   Opinion of Counsel........................................31
     8.7.   Consent of Optionholders..................................31
     8.8.   New Employment Agreements.................................31
     8.9.   Closing Deliveries........................................31
     8.10.  Repayment of Insider Loans................................32
     8.11.  Execution and Delivery of Agreement.......................32
     8.12.  Corporate Proceedings.....................................32
     8.13.  Antitrust Matters.........................................32

9.  Conditions to Obligations to Close of the Company and
    the Stockholders..................................................32
     9.1.   Continued Truth of Representations and Warranties of
            the Buyer; Compliance with Covenants and Obligations
            of the Buyer..............................................33
     9.2.   Corporate Proceedings.....................................33
     9.3.   Consent of Third Parties and Governmental Bodies..........33
     9.4.   Adverse Proceedings.......................................33
     9.5.   Opinion of Counsel........................................33
     9.6.   Final Schedule............................................33
     9.7.   Antitrust Matters.........................................33
     9.8.   Closing Deliveries........................................34

10.  Indemnification..................................................34
     10.1.  REPRESENTATIONS, ETC......................................34
     10.2.  Indemnification of the Buyer and the Company..............34
     10.3.  Indemnification of the Stockholders.......................36
     10.4.  Claims for Indemnification................................37
     10.5.  Defense by Indemnifying Party.............................38
     10.6.  Definition of Losses......................................38
     10.7.  Treatment of Indemnification Payments.....................39
     10.8.  Miscellaneous.............................................39

11.  Termination of Agreement; Option to Proceed; Damages.............39
     11.1.  Termination by Lapse of Time..............................39
     11.2.  Termination by the Parties................................39
     11.3.  Availability of Remedies..................................40
     11.4.  Certain Remedies of the Stockholders......................41

12.  Consent To Jurisdiction..........................................41

13.  Notices..........................................................41

14.  Successors and Assigns...........................................42

15.  Entire Agreement; Amendments; Attachments........................43

16.  Severability.....................................................43

17.  Expenses, etc....................................................43

18.  Governing Law....................................................44

19.  Section Headings.................................................44

20.  Company's Knowledge..............................................44

21.  Counterparts.....................................................44




                          STOCK PURCHASE AGREEMENT

     This Agreement (the "Agreement") is made as of the 28th day of August, 1995 by and among Oak Industries Inc., a Delaware corporation (the "Buyer"), Lasertron, Inc., a Massachusetts corporation (the "Company"), each of the persons and entities listed as Majority Stockholders on the signature pages attached hereto (collectively, the "Majority Stockholders"), and each of the other persons and entities listed on the signature pages attached hereto (each of the Majority Stockholders and each such other person, individually, a "Stockholder" and collectively, the "Stockholders"), who collectively own all of the issued and outstanding capital stock of the Company.

                           Preliminary Statement

     1. Each of the Stockholders respectively owns or will own at the Closing (as defined below) the number of issued and outstanding shares of Common Stock, $.01 par value per share ("Common Stock") of the Company (the "Shares") and options to purchase the number of shares of Common Stock, in each case as set forth opposite such Stockholder's name on Exhibit I hereto, as amended on the Closing Date.

     2. The Buyer desires to purchase, and the Stockholders desire to sell, all of the Shares and the Buyer desires to assume all of the options of the Company to purchase shares of Common Stock outstanding at the Closing (the "Options"), as provided in Section 7.3 hereof.

                                Agreement

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   Purchase and Sale of the Shares

     1.1 Purchase of the Shares from the Stockholders. Subject to and upon the terms and conditions of this Agreement, and on the basis of the representations, warranties, covenants, and agreements herein contained, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey or assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder, the Shares to be sold by such Stockholder to Buyer as set forth opposite such Stockholder's name on Exhibit I attached hereto, free and clear of any and all liens, claims, encumbrances or rights of any third party. At the Closing, each such Stockholder shall deliver to the Buyer certificates evidencing the Shares being transferred by such Stockholder to Buyer duly endorsed in blank or with stock powers or other appropriate instruments of transfer duly executed by such Stockholder, with signatures guaranteed.

     1.2 Purchase Price for the Securities. The aggregate purchase price (the "Purchase Price") to be paid by the Buyer for the Shares at the Closing shall consist of $65.31854 per share, but in no event to exceed $112,000,000 in the aggregate, to be paid in cash on the Closing Date, from the Buyer by certified or bank check delivered at Closing or by wire transfer of immediately available funds to not more than ten accounts, as designated by the Stockholders' Representative (as defined in Section 1.3(a) hereof), or any combination of the foregoing, in the respective amounts set forth under "Cash Purchase Price" in Exhibit II attached hereto.

     1.3   Stockholders' Representative.

           (a) In order to administer efficiently the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to
Section 10 hereof, and any other actions required to be taken by any Stockholder in connection herewith other than the New Employment Agreements (as defined in Section 8.8 hereof), the Stockholders hereby designate and appoint Kenneth W. Nill as their representative and attorney-in-fact (in such capacity, the "Stockholders' Representative").

           (b) By their execution of this Agreement, the Stockholders agree that:

                (i) the Buyer and the Company shall be able to rely conclusively without further inquiry on the instructions and decisions of the Stockholders' Representative acting in such capacity as to the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 10 hereof and as to any other action taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer or the Company for any action taken by the Buyer or the Company in reliance upon the instructions or decisions of the Stockholders' Representative;

                (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders; and

                (iii) as among the Stockholders and the Stockholders' Representative, the Stockholders' Representative shall not be entitled to take any action without obtaining the applicable required consents under a separate agreement to be entered into among the Stockholders prior to the Closing. The Stockholders covenant for the benefit of the Buyer that no action by the Stockholders' Representative in connection herewith shall require the consent of Stockholders holding more than two thirds (66 2/3 percent)
           of the aggregate Payment Percentages (as defined in Section 10.2(d)) of all Stockholders.


     1.4 Closing. The Closing shall take place at the offices of Ropes and Gray, One International Place, Boston, MA at 10:00 a.m., local time, on September 15, 1995 or, if the conditions to closing provided herein shall not have been satisfied at such date, at such later time or date prior to termination as the parties may agree (the "Closing Date").

2.   Representations of the Stockholders.

     Each Stockholder severally, for itself only and not jointly, represents and warrants to the Buyer that as of the date hereof:

           (a) Such Stockholder is the sole record owner of, or will be at the Closing the sole record owner of, and has, or will have at the Closing, good and marketable title to the Shares which are to be transferred by such Stockholder pursuant hereto, and, in the case such Stockholder holds Options, to such Options, in each case free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and claims or rights whatsoever, except as set forth on
Schedule 3.2 hereto. There are no agreements restricting the transfer of, or affecting the rights of such Stockholder with respect to his, her or its Shares or Options, except as set forth on Schedule 3.2 hereto. Exhibit I attached hereto sets forth a true and correct list of all Common Stock outstanding as of the date hereof and all Shares owned by such Stockholder as of the date hereof, and Exhibit I as amended as of the Closing Date sets forth a true and correct list of all Shares which will be owned by such Stockholder as of the Closing.

           (b) Such Stockholder has the full right, power and authority to enter into this Agreement, to carry out his or its obligations hereunder and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such Stockholder hereunder. Upon transfer of such Shares by such Stockholder to the Buyer hereunder, assuming that the Buyer has received no notice of any adverse claim with respect thereto, the Buyer will acquire good and marketable title to such Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and claims or rights whatsoever other than covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options, claims or rights granted or imposed by or arising from Buyer. In the case of each Stockholder that is a trust or other entity, the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action and will not violate the provisions of its trust agreements or similar documents.

           (c) Neither the execution nor the delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, with or without the giving of notice or the passage of time or both, (a) violates the provisions of any law, rule or regulation applicable to such Stockholder (assuming compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act");
(b) violates any provisions of the Articles of Organization or By-laws of the Company; (c) violates any judgment, decree, order or award of any court, governmental body or arbitrator applicable to such Stockholder; or (d) conflicts with or results in the breach or termination of any term or provision of, or constitutes a default under, or causes any acceleration under, or causes the imposition of any lien, charge or encumbrance upon the properties or assets of such Stockholder pursuant to any indenture, deed of trust, or other instrument, contract or agreement to which such Stockholder is a party or by which such Stockholder is bound, other than such of the foregoing as do not and will not result in any liability on the part of, or any other adverse effect on, the Buyer or the Company and its Subsidiaries.

           (d) No broker or finder has acted for such Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

           (e) This Agreement has been duly executed by such Stockholder. Assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which such Stockholder is a party constitute the valid and legally binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally.

           (f) There is no action, suit, proceeding or, to the knowledge of such Stockholder, investigation to which such Stockholder is a party pending, or, to such Stockholder's knowledge, threatened, which questions or challenges the validity of this Agreement or any action taken or to be taken by such Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby.

3.   Representations of the Company.

     The Company represents and warrants to the Buyer, to the Company's knowledge (as defined in Section 20 hereof) (except that no knowledge qualifier shall be applicable to the representations and warranties contained in Sections 3.2, 3.10 and 3.21), that as of the date hereof:

     3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has all requisite corporate power and authority to own its assets and properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the New Employment Agreements, and to consummate the transactions contemplated hereby and thereby to be carried out by it. The Company is duly qualified to do business and in good standing in all jurisdictions where failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, considered as a whole (a "Material Adverse Effect"). Copies of the Articles of Organization and By-laws of the Company, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery.

     3.2 Capitalization of the Company. The Company's authorized capital stock consists of 5,000,000 shares of Common Stock, $.01 par value per share, of which 1,641,274 shares are issued and outstanding as of the date hereof and are held of record as of the date hereof by the Stockholders in the amounts set forth on Exhibit I. All such issued and outstanding shares are, and as of the Closing all of such shares and all shares hereafter issued upon the exercise of vested options will be, duly and validly issued, fully paid and non-assessable, and held of record by the Stockholders as set forth on Exhibit I, as amended as of the Closing Date. No shares of capital stock of the Company are held in treasury. Except as set forth on Schedule 3.2, there are no agreements to which the Company is party or of which it is otherwise aware restricting the transfer of the Shares, or affecting the rights of any holder of the Shares with respect to any such transfer. There are no preemptive rights on the part of any holder of any securities of the Company. Except for the Options and the vested options to be exercised prior to the Closing to purchase a portion of the Shares, there are not outstanding (i) any options, warrants, subscription agreements, commitments, conversion or other rights to obligate the Company to issue or sell any capital stock or other security of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other agreements or commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

     3.3 Subsidiaries. The Company has no direct or indirect Subsidiaries other than Lasertron Worldwide, Inc., Lasertron International, Ltd. and Lasertron Shanghai Co., Ltd. (collectively, the "Subsidiaries"). Except as set forth on Schedule 3.3, each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power and authority to own its assets and properties, and to carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business and in good standing in all jurisdictions where failure to be so qualified would have a Material Adverse Effect. Copies of the charters and By-laws and other organizational documents of each of the Subsidiaries, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company owns beneficially and of record all outstanding shares of capital stock of or other equity interest in each of the Subsidiaries. Except for its joint venture interest in Wuhan Telecommunication Devices Co. ("WTD"), and as set forth on Schedule 3.3, the Company does not own or hold of record or beneficially, either directly or indirectly (i) any shares of any class in the capital of any other corporation or (ii) any other proprietary interest in any other association, trust, partnership, joint venture or other entity, or business enterprise or have any agreement to acquire any capital stock or other proprietary interest, other than in each case its shares in the Subsidiaries referred to above. "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which the Company or any of the Subsidiaries has, directly or indirectly, an equity interest (either beneficially or in terms of voting power) representing more than 50 percent of the capital stock thereof or other equity interests therein.

     3.4 Authorization. The execution and delivery by the Company of this Agreement and the New Employment Agreements, and the consummation by the Company of all transactions contemplated hereunder and thereunder to be carried out by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company. Assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement constitutes, and the New Employment Agreements will constitute as of the Closing Date, the valid and legally binding obligations of the Company enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance by the Company of this Agreement and the New Employment Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby to be carried out by it, do not and will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company or the Subsidiaries (assuming compliance with the requirements of the H-S-R Act); (b) violate the provisions of the charter or By-laws or other organizational documents of the Company or any Subsidiary; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or any Subsidiary; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other material instrument, contract or agreement to which the Company or any Subsidiary is a party or by which the Company or the Subsidiaries or any of their properties is or may be bound; other than such of the foregoing as do not and will not have a Material Adverse Effect. Schedule 3.4 attached hereto sets forth a true, correct and complete list of all consents, approvals and notifications of any governmental authority or other third parties (including without limitation parties to any agreement or lease) that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement in order for the immediately preceding sentence to be true.

     3.5   Financial Statements.

           (a) The Company has previously delivered to the Buyer copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 1994 and 1995 (the "Audited Balance Sheets") and the related consolidated statements of income, stockholders' equity, and cash flows of the Company and its Subsidiaries for the fiscal years ended January 31, 1993, 1994 and 1995 (collectively, the "Audited Financial Statements"). The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved (except as disclosed in the footnotes thereto) and have been certified by the Company's auditors.

           (b) The Audited Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods indicated.

           (c) The Company has previously delivered to the Buyer copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 29, 1995 (the "Unaudited Balance Sheet") and the related statement of income of the Company and its Subsidiaries for the six month period then ended (together with the Unaudited Balance Sheet, collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles (except with respect to financial information relating to WTD included therein), applied consistently with those employed in the Audited Financial Statements, and except as set forth on Schedule 3.5(a), present fairly, in all material respects, the financial position and results of operations of the Company and its Subsidiaries as of the date and for the period indicated, subject to (i) an absence of footnotes, and (ii) normal, recurring audit adjustments. Except to the extent set forth on the Unaudited Balance Sheet and except as set forth on Schedule 3.5(a), as of July 29, 1995 (the "Balance Sheet Date"), neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of a type required to be disclosed or reflected on financial statements (including the notes thereto) in accordance with generally accepted accounting principles. Since June 30, 1995, except as set forth on Schedule 3.5(b), WTD has not incurred any liability or obligation which involves payments or other consideration in excess of $100,000.

     3.6   Litigation.  Except for the matters described on Schedules 3.6 and
3.21 attached hereto, (a) there is no claim, dispute, action, suit or administrative, arbitration or other proceeding to which the Company or any Subsidiary or WTD is a party (either as a plaintiff or defendant) pending or threatened, against or affecting the Company, any Subsidiary or WTD or any of their assets, before any court or governmental agency, authority, body or arbitrator, (b) neither the Company, any Subsidiary nor WTD, nor any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company, any Subsidiary or WTD and (c) there is not in existence any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any Subsidiary or WTD to take any further action of any kind with respect to its business, assets or properties.

     3.7 Insurance. Schedule 3.7 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers' compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company and its Subsidiaries, and all life insurance policies maintained on the lives of any of their employees (collectively, the "Insurance Policies"). All premiums due on the Insurance Policies or renewals thereof have been paid in full, other than premiums billed as due upon receipt that were received within the preceding thirty days. The Company's workers' compensation insurance complies in all material respects with all applicable statutory and regulatory requirements relating thereto. The Company has not received any written notices of any pending termination with respect to any of such policies. Specified in Schedule 3.7 is a true and complete listing of all claims made under its Insurance Policies in excess of $50,000, and the dispositions thereof, for the period from January 1, 1994 to the date hereof.

     3.8   Intangible Property.

           (a) Schedule 3.8 attached hereto sets forth a true, correct and complete list of (i) all United States and foreign registered and unregistered trademarks, service marks and trade names, and registrations and pending applications for registration therefor filed by or on behalf of the Company or any of the Subsidiaries; (ii) all United States and foreign patents issued to the Company or any of the Subsidiaries and all pending patent applications filed by or on behalf of the Company or any of the Subsidiaries throughout the world; (iii) all United States and foreign copyright registrations, including copyright registrations for printed matter, databases, software and source codes, issued to the Company or any of the Subsidiaries and all pending applications for United States or foreign copyright registrations filed by or on behalf of the Company or any of the Subsidiaries; (iv) all existing license agreements or arrangements to which the Company or any of the Subsidiaries is a party, whether as licensor or licensee or otherwise, with respect to any trademark, service mark or trade name, or any registration or application thereof, that is used by the Company or any of the Subsidiaries; and (v) all existing license agreements or arrangements to which the Company or any of the Subsidiaries is a party, whether as licensor or licensee or otherwise, with respect to any patent or copyright, or any registration or application therefor, which is used by the Company or any of the Subsidiaries (the foregoing items described in clauses (i) through (iii), together with the Company's rights to the extent provided under the license agreements and arrangements described in clauses (iv) and (v), are referred to herein collectively as the "Intangible Property"). Each of the items of Intangible Property described in clauses (i), (ii) and (iii) of the preceding sentence is owned by the Company and the Subsidiaries, free and clear of all liens, security interests, licenses, charges, encumbrances, equities or other claims, except as provided by the terms of the license agreements and arrangements described in clauses (iv) and (v). Except as described in Schedule 3.8, there are no material royalties, honoraria, fees or other payments payable by the Company or any Subsidiary to any person with respect to any of the Intangible Property.

           (b) The use by the Company and its Subsidiaries of the Intangible Property in their operations does not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right, except as set forth on Schedule 3.8 and for such infringement or claimed infringement which has not had and would not reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 3.8, the Company and each of its Subsidiaries owns or has the right to use, free and clear of any claims or rights of others, all trade secrets, unpatented technology, customer lists, manufacturing processes, know-how and similar rights sufficient for and used in the manufacture or marketing of all products either being sold, manufactured or licensed, and all products under development by them whose specifications have been determined by the Company as of the date of this Agreement and are expected to be shipped by October 31, 1996. Neither the Company nor any Subsidiary is in any way making any unlawful or wrongful use of any confidential information, copyrighted materials, know-how or trade secrets of any third party, including, without limitation, any former employer of any present employee of the Company or any Subsidiary.

     3.9   Properties.

           (a) The Company and its Subsidiaries hold the leasehold estate under and interest in each lease of real property to which they are a party, free and clear of any liens, charges, encumbrances, pledges, security interests and similar charges except for (i) those securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, none of which are currently due and payable, and (ii) restrictions on use contained in such leases that do not restrict the property subject thereto from being used as it is currently used. The Company and its Subsidiaries have good title to all of the material assets reflected on the Unaudited Balance Sheet and all material assets purchased or otherwise acquired by them after the Balance Sheet Date, in each case free and clear of any liens, charges, encumbrances, pledges, mortgages, conditional sales agreements, security interests or other charges. All of the property and equipment reflected on the Unaudited Balance Sheet has been maintained in accordance with normal industry practice, is in a sufficient condition for the purposes for which it is presently used and is presently intended to be used.
Schedule 3.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property and all leases of material personal property, identifying separately each ground lease, to which or by which the Company or any Subsidiary is a party or is bound (collectively, the "Leases"). Neither the Company nor any other party to the Leases is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit notification, modification or acceleration thereunder.

           (b) Neither the Company nor any Subsidiary currently owns, or has been the owner of since January 1, 1980, any real property or options to purchase real property, nor is the Company or any Subsidiary a party to any agreement for the purchase of real property.

     3.10  Tax Matters.

           (a) For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation Taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty, or addition thereto, whether disputed or not, in any such case imposed by a taxing authority.

           (b) For purposes of this Agreement, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement supplied to a taxing authority or required to be filed regarding Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.

           (c) Each of the Company and its Subsidiaries has duly filed, within the times and in the manner prescribed by law, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects as of the date filed or subsequently amended. All Taxes due and payable by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid when due, except for Taxes that are being contested in good faith by appropriate proceedings (all of which are described on Schedule 3.10) and for which adequate reserves are reflected on the Unaudited Balance Sheet. Except as set forth in Schedule 3.10 and for extensions effected as a result of the filings listed on such Schedule, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim or inquiry with respect to any material amount of Taxes has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries did not file Tax Returns that it is or may be subject to any Tax by that jurisdiction for any period ending on or before the Closing Date. There are no liens or other security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

           (d) Except as set forth in Schedule 3.10, taxes of the Company and its Subsidiaries attributable to Tax periods or portions thereof ending on or prior to the Balance Sheet Date that have not yet been paid have in the aggregate been adequately reflected as a liability on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

           (e) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with payments to foreign persons, sales and use Tax obligations with respect to any and all states, and amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person.

           (f) Schedule 3.10(f) attached hereto lists all federal and state income Tax Returns filed with respect to any of the Company and its then consolidated Subsidiaries for Tax periods ended on or after January 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Schedule 3.10(f) also sets forth all unpaid deficiencies of Tax that have been asserted for all periods up to and including the date hereof, except for any Tax as to which the applicable statute of limitations has expired.

           (g) There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Return in respect of the Company or any of its Subsidiaries for any period.

           (h) The Company has delivered to the Buyer correct and complete copies of all United States federal income Tax Returns, examination reports, and statements of deficiencies assessed against, proposed in writing to be assessed against, or agreed to by any of the Company and its Subsidiaries for all Tax periods ending on or after January 31, 1990.

           (i) None of the Company and its Subsidiaries has filed a consent under Sec. 341(f) of the Internal Revenue Code of 1986 and the rules and regulations thereunder in each case as in effect from time to time (the "Code") concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, that will be an "excess parachute payment" under Sec. 280G of the Code. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Sec. 897(c)(2) of the Code during the applicable period specified in Sec. 897(c)(1)(A)(ii) of the Code. None of the Company and its Subsidiaries has been a passive foreign investment company as defined in Sec. 1291-1297 of the Code. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein for which there is no substantial authority and that could give rise to a substantial understatement of federal income Tax within the meaning of Sec. 6662 of the Code. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement, other than agreements to "gross up" relocation expenses of employees. None of the Company and its Subsidiaries has any liability for any Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     3.11 Contracts and Commitments. Schedule 3.11 attached hereto contains a true, complete and correct list of the following contracts and agreements (collectively, the "Contracts"):

           (a) all loan agreements, promissory notes, indentures, mortgages, guaranties, security agreements, pledge agreements, deeds of trust, indemnification arrangements and other agreements relating to the borrowing of money or extension of credit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, other than purchase orders and sales orders entered into in the ordinary course of business;

           (b) all collective bargaining plans or agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit or welfare plans, agreements, arrangements or commitments (including without limitation those relating to profit sharing, collective bargaining, severance benefits and the like, or any contract or agreement with any labor union, or any similar arrangement providing benefits to any current or former director, officer, employee or consultant of the Company or any Subsidiary) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound;

           (c) all agency, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound;

           (d) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or any Subsidiary;

           (e)  all agreements referred to as being listed on Schedule 3.11 in
Section 3.9 or 3.14;

           (f) all agreements or arrangements for the purchase or sale of any assets in excess of $100,000 in the aggregate for any single item or group of related items other than purchase orders and sales orders entered into in the ordinary course of business to which the Company or any Subsidiary is party or by which the Company or any Subsidiary or any of their properties is bound;

           (g) all material agreements, contracts or commitments with the United States Government or any agency or instrumentality thereof to which the Company or any Subsidiary is party or by which the Company or any Subsidiary or any of their properties is bound;

           (h) all license agreements or agreements otherwise relating to the Intangible Property listed on Schedule 3.8;

           (i)  all agreements with affiliates listed on Schedule 3.17;

           (j) other than the Insurance Policies, all contracts, agreements, commitments or other understandings or arrangements to which the Company or any Subsidiary is a party or by which any of their assets or properties is bound which involves payments or other consideration of more than $100,000 in the case of any single item or group of related items, other than (i) items referred to above and (ii) purchase orders and sales orders entered into in the ordinary course of business; and

           (k)  any commitment to enter into any of the above.

Copies of all written contracts, commitments, plans, agreements or licenses listed in Schedule 3.11, including without limitation all amendments, waivers or other modifications thereto have been provided to Buyer prior to the execution of this Agreement and are true, correct and complete. Except for the matters described in Schedule 3.11 and assuming the due authorization, execution and delivery thereof by each other party thereto, each of the Contracts, as applicable, is binding and enforceable in accordance with its terms (except to the extent that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to the extent that equitable remedies may not be available) and is in full force or effect without any material default thereunder by the Company or any Subsidiary, as the case may be, or by any other party thereto having occurred and not cured or waived (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default). Set forth on Schedule 3.11 is a description of all waivers currently in effect under any Contract which waivers are, individually or in the aggregate, material to the business, operations, assets or financial condition of the Company and its Subsidiaries considered as a whole.

     3.12   Compliance with Laws, etc.

            The Company and each Subsidiary have all requisite licenses, permits, clearances, authorizations, approvals and certificates, including, without limitation, health and safety permits, from federal, state, local and foreign government authorities necessary and material to the conduct of their respective businesses as currently conducted (collectively, the "Permits").
Schedule 3.12 attached hereto sets forth a true, correct and complete list of the Permits, copies of which have previously been delivered by the Company to the Buyer. Neither the Company nor any Subsidiary is in violation of, nor has the Company or any Subsidiary failed to comply with, any applicable law, rule, regulation, ordinance, standards or contracting requirements of any federal, municipal, local or foreign authorities or agencies (including, without limitation, laws, rules, regulations or ordinances relating to building, zoning, land use, foreign corrupt practices, anti-boycott, customs and export control, civil rights, occupational safety and health or wage and health or similar matters) and except for the matters described on Schedule 3.21, neither the Company nor any Subsidiary has received notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance, in each case other than violations which have not had and would not reasonably be expected to have a Material Adverse Effect.

     3.13  Employee Relations.

           (a) The Company and its Subsidiaries employ approximately 220 employees in the aggregate as of the date hereof. There are no current attempts or proceedings by any labor union or employee to organize any employees of the Company or any of its Subsidiaries.

           (b) There is no pending labor strike or any comparable dispute, or stoppage pending or other material labor trouble affecting, the Company or any of its Subsidiaries. There are no claims pending or threatened against the Company or any of the Subsidiaries alleging non-compliance with any applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

     3.14   Employee Benefit Plans.

            3.14.1. Disclosure. Schedule 3.11 hereto contains a true and complete list of all of the Pension Plans and Welfare Plans, if any. True and complete copies of each such plan, and all employee summaries with respect to each such plan, have been furnished to Buyer.

            3.14.2. Welfare Plans. Each Welfare Plan is and has at all times been administered in material compliance with the applicable provisions of the federal Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder in each case as from time to time in effect ("ERISA") and the Code and other applicable laws. Neither the Company, nor any of its Subsidiaries, has any contingent, future or other obligations or liabilities under or with respect to any Welfare Plan which provides for the continuation of benefits at the expense of the Company or any Subsidiaries after retirement or other termination of employment, other than obligations of the Company and its Subsidiaries to provide former employees continuation of health coverage to the extent required by Part 6 of Title I of ERISA.

              3.14.3. Pension Plans. No Pension Plan is a defined benefit plan or a multi-employer plan. Each Pension Plan is and has at all times been administered in material compliance with the applicable provisions of ERISA and the Code and other applicable laws.

              3.14.4. Effect of Transactions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any prohibited transaction within the meaning of
     Section 406 of ERISA.

              3.14.5. The term "Pension Plan" shall mean each pension plan (as defined in Section 3(2) of ERISA) established or maintained, or to which contributions are or were made, by the Company, or any of its Subsidiaries or former Subsidiaries, or any person or entity which is a member of the same Controlled Group with any of the foregoing.

              3.14.6. The term "Welfare Plan" shall mean (i) each welfare plan (as defined in Section 3(1) of ERISA) and (ii) each specified fringe benefit plan (as defined in Section 6039 of the Code), established or maintained, or to which any contributions are or were made, by the Company, or any of its Subsidiaries or former Subsidiaries, or any person or entity which is a member of the same Controlled Group with any of the foregoing.

              3.14.7. The term "Controlled Group", with respect to any entity, shall mean any person or entity which is a member of the same "controlled group" or under "common control", within the meaning of
     Section 414(b) or (c) of the Code or Section 4001(b)(c) of ERISA, with such entity.

     3.15. Absence of Certain Changes or Events. Since the Balance Sheet Date, neither the Company nor any Subsidiary has entered into any material transaction which is not in the ordinary course of business. Without limiting the generality of the foregoing, since the Balance Sheet Date, neither the Company nor any Subsidiary has:

           (a) except as set forth on Schedule 3.5(a), incurred any material obligation or liability, whether fixed, accrued, contingent or otherwise, other than obligations and liabilities in the ordinary course of business, or incurred any indebtedness for borrowed money;

           (b) discharged or satisfied any lien, claim or encumbrance or paid any obligation or liability other than in the ordinary course of business;

           (c) except as set forth on Schedule 3.5(a), suffered any damage, destruction or losses of personal or real property, and whether or not in the control of the Company or any Subsidiary, as the case may be, in excess of $250,000 in the aggregate for insured matters or in excess of $50,000 in the aggregate for uninsured matters;

           (d) except as contemplated by the agreements listed on Schedule 3.11, incurred any capital expenditure in excess of $250,000 in the aggregate for the Company and its Subsidiaries, except as approved in writing by the Buyer;

           (e) had any change constituting a Material Adverse Effect, whether or not arising in the ordinary course of business;

           (f) redeemed, purchased or made any other acquisition, directly or indirectly, of such entity's own capital stock or any other securities, or issued or sold any shares of capital stock or any options, warrants or securities convertible into or exercisable for or rights to purchase any such shares or authorized any declaration or payment of dividends or distributions, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever to any of its respective stockholders with respect to any shares of their capital stock, except as permitted by Section 6.1.1(b);

           (g) made any change in the salary, benefits or other compensation payable or to become payable by the Company or such Subsidiary, as the case may be, to any of its directors, officers or employees, other than in the ordinary course of business, or made any bonus payment to any of such directors, officers or employees other than in the ordinary course of business, or made any loan to any officer, director or employee, except for advances not in excess of $50,000 in the aggregate to officers and employees in the ordinary course of business;

           (h) made any sale, lease, license or other disposition of its assets other than sales or other dispositions of inventory and equipment in the ordinary course of business;

           (i) authorized or effected any change in its charter or by-laws or any other organizational documents, as the case may be;

           (j) made any change in its accounting methods or practices, or any change in depreciation or amortization policies or rates previously adopted or employed by it;

           (k) made any material change in the manner in which it extends discounts or credits or otherwise deals with customers, vendors, suppliers, contractors, distributors, agents or sales representatives;

           (l) made any amendment to, or terminated, any material contract to which the Company or any Subsidiary was a party or by which their respective properties or assets were bound;

           (m) experienced any actual or threatened labor trouble or any claim of unfair labor practices;

           (n) had any material adverse change with respect to its insurance or banking arrangements;

           (o) forgiven or canceled any debts or claims or made any waiver or compromise of any rights relating to its business other than in the ordinary course of business;

           (p) created any security interest, encumbrance, lien or guarantee, or other contingent liability, or invested in any person or entity, or created any mortgage, security interest, encumbrance or lien on any of its assets or properties, other than each of the foregoing occurring in the ordinary course of business;

           (q) made any write-up or write-down of value in excess of $100,000 of any of its assets as unsalable or obsolete or for any other reason, or any portion thereof, or any material write-off as uncollectible of any of its accounts receivable or notes receivable or any portion thereof;

           (r) had any material change in the manner in which products are marketed or any increase in inventory levels in excess of historical levels for comparable periods, other than as a result of anticipated increases in sales; or

           (s) made any commitment to do any of the acts specified above in this Section 3.15.

     3.16. Banking Facilities, Powers of Attorney, etc.

           (a) Schedule 3.16 attached hereto sets forth a true, correct and complete list of:

                (i) other than accounts constituting assets of the Company's 401(k) plan, each bank, savings and loan or similar financial institution in which the Company and each Subsidiary has an account or safety deposit box, and any numbers of the accounts or safety deposit boxes maintained by the Company and such Subsidiary thereat;

                (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility; and

                (iii) any outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries in respect of the Company or any of its Subsidiaries or their respective assets, liabilities or businesses.

           (b) Neither the Company nor any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     3.17. Conflicts of Interest; Affiliated Transactions.

           (a) For purposes of this Section 3.17, the term "Affiliate" shall mean (i) each person or entity who is or was since January 31, 1994 an executive officer, director or stockholder of the Company or any Subsidiary,
(ii) each executive officer, director, partner or trustee of any entity which is or was since January 31, 1994 a stockholder of the Company, (iii) each sibling, child or parent of any of the foregoing and each spouse of each such sibling, child or parent, and (iv) each entity in which any of the foregoing has a significant economic interest; provided, however, that neither the Company nor any of its Subsidiaries shall be an Affiliate for such purposes.

           (b) Except as set forth on Schedule 3.17 attached hereto, neither any Majority Stockholder or any executive officer or director of the Company, nor any of their respective Affiliates is party to any agreement with the Company or any Subsidiary that involves payments of more than $100,000 or is not cancelable within one year.

           (c) Except as described on Schedule 3.17 attached hereto, since January 31, 1994 neither any Majority Stockholder or any executive officer or director of the Company, nor any of their respective Affiliates has conducted any transactions or entered into any agreements with the Company or any Subsidiary (i) which, in the aggregate, resulted in the consolidated results of operations of the Company and its Subsidiaries during such period being materially greater than such results of operations would otherwise have been or (ii) the discontinuation of which otherwise has had or will have a Material Adverse Effect.

     3.18. Inventory. Except for applicable reserves, the inventory of the Company and its Subsidiaries is not held in a quantity materially in excess of normal anticipated business needs. Purchase commitments for raw materials and parts are not, individually or in the aggregate, materially in excess of normal requirements.

     3.19. Principal Customers and Suppliers. The Company has delivered to the Buyer a list of the ten largest customers and suppliers of the Company and its Subsidiaries on a consolidated basis for the fiscal year ended January 31, 1995 and the twelve-month period ended June 24, 1995. No such customer or supplier has made any threat to discontinue doing business with the Company and its Subsidiaries or has canceled or terminated or otherwise materially adversely altered, or made any threat to cancel or terminate or materially alter, any written agreement to purchase or sell to or from the Company or any of the terms thereof.

     3.20. Brokers. Neither the Company nor any Subsidiary has incurred any liability, contingent or otherwise, for fees of any investment banker, financial advisor, broker or finder on its behalf in respect of this Agreement or the transactions contemplated hereby.

     3.21. Hazardous Materials; Environmental Compliance; Disclosure of Environmental Information.

           (a) Definitions. The term "Hazardous Materials," as used herein, shall mean and include any and all substances (including without limitation petroleum and any derivative thereof), wastes or materials where present in regulated concentrations or quantities or otherwise regulated as hazardous or toxic to health, the environment or natural resources under any applicable local, foreign, state or federal law, rule, ordinance, statute or regulation governing the protection of the environment, health, safety or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act (all such laws, rules, ordinances, statutes and regulations being referred to collectively as "Environmental Laws"). The term "Environmental Liabilities" shall mean any liability, claim, demand, charge, obligation, deficiency, loss (including without limitation any diminution in value), expenditure, cost or expense (including without limitation reasonable attorney's fees and disbursements and costs of response or remediation) (collectively, "Environmental Losses") to the extent imposed or incurred by reason of (i) any noncompliance in any respect with applicable Environmental Laws by or on behalf of the Company or any of its Subsidiaries or any predecessor entities on or prior to the Closing Date or (ii) (a) the on-site or off-site disposal of any Hazardous Materials by or on behalf of the Company or any of its Subsidiaries or any predecessor entities on or prior to the Closing Date or (b) the release into the environment of, or, solely to the extent the subject Environmental Loss is imposed or incurred by reason of a threatened release, threat of release into the environment of, or exposure to, any Hazardous Material on or prior to the Closing Date, whether generated, handled or possessed by the Company or any of its Subsidiaries or any predecessor entities or located at or emanating from or to a site now or heretofore owned, leased or otherwise used by the Company or any of its Subsidiaries or any predecessor entities.

           (b) Environmental. Except for (i) the matters described in the Phase I Environmental Site Assessment prepared by Montgomery Watson concerning the Company dated July, 1995 (the "Phase I Report"), and (ii) the matters referenced in Schedule 3.21:

                (i) There are no criminal, civil or administrative proceedings relating to Environmental Laws pending or threatened in writing against the Company or any Subsidiary in connection with their businesses;

                (ii)  No underground storage tanks or related
           equipment or containers are located on property currently owned or leased by the Company or any Subsidiary;

                (iii) Neither the Company nor any Subsidiary is generating, manufacturing, refining, transporting, treating, storing, handling, disposing of, transferring, producing, or processing (or has generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced or processed) any Hazardous Materials on any property currently owned or leased by the Company or any Subsidiary, except in compliance in all material respects with all applicable Environmental Laws;

                (iv) Except where the Company has complied in all respects with all applicable Environmental Laws (including without limitation the maintenance of required records and the filing of required reports), there has been no release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escape, leaching, disposal or dumping of any Hazardous Materials, and there has been no release or threat of release of any Hazardous Materials emanating from or to any properties presently or formerly owned or leased by the Company or any of its Subsidiaries that could give rise to liability or any other obligation under applicable Environmental Laws;

                 (v) The Company and each Subsidiary is presently in compliance in all material respects with all applicable Environmental Laws;

                 (vi) Neither the Company nor any Subsidiary has entered into or received written notice that it is subject to any consent decree, compliance order or administrative order or lien with respect to any applicable Environmental Law or received any written request for information, notice, notification, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any Environmental Liabilities;

                 (vii) The Company and each Subsidiary have not received any assessment for any citations, fines or penalties under any applicable Environmental Law, which have not been paid, and no such citations, fines, penalties or assessments have been threatened against the Company or any Subsidiary since January 31, 1994; and

                 (viii) The Company and each Subsidiary have or are in the process of obtaining all permits relating to applicable Environmental Laws which are necessary to the conduct of their applicable businesses.

Except for the Phase I Report, since January 1, 1990, the Company has neither prepared nor caused to be prepared nor received any environmental audits, environmental risk assessments or site assessments.

     3.22. Product Warranties; Defects; Liability. Each product manufactured, sold, leased, or delivered by the Company since June 30, 1993 has been in substantial conformity with all applicable federal, state, local or foreign laws and regulations, and contractual commitments (except for products which do not initially meet or are deemed not to have met the specifications of certain contractual commitments, but conform to such specifications prior to ultimate sale), and neither the Company nor any of its Subsidiaries has any liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve applicable to product warranty claims set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and except to the extent that failure to be in conformity would not have a Material Adverse Effect. No product manufactured, sold, leased, or delivered by the Company since June 30, 1993 is subject to any guaranty, warranty, or other indemnity beyond the applicable general terms and conditions of sale or lease. Schedule
3.22 hereto includes summaries of the general terms and conditions of sale or lease for the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     3.23. Organization of WTD. WTD is a joint venture duly organized and validly existing with the status of a legal person under the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, the regulations for implementation thereof and other relevant Chinese laws and regulations, and has all the requisite power and authority to own its assets and properties and to carry on its business as now being conducted. Copies of the Contract of Joint Venture dated April 30, 1995, between the Seller and Wuhan Optical Communication Technology Company, as in effect on the date hereof, and each other agreement and document named in
Schedule 3.23, in each case as amended to date (collectively, the "WTD Agreements"), have been previously delivered to the Buyer, are complete and correct, and no further amendments have been made thereto or have been authorized since the date thereof. Each of the contracts included in the WTD Agreements (assuming due authorization, execution and delivery by each other party thereto), is binding and enforceable against WTD in accordance with its terms (except to the extent that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to the extent that equitable remedies may not be available) and is in full force and effect, and no material default by WTD or by any third party, exists thereunder.

     3.24. Investment in WTD. The Company owns a 25 percent equity interest in WTD
(subject to an increase to 50 percent in accordance with the terms of the WTD Agreements), and holds such interest free and clear of any and all liens, charges, encumbrances and purchase options except as provided in the WTD Agreements. WTD does not own or hold of record or beneficially, either directly or indirectly (i) any shares of any class in the capital of any corporation or (ii) any other proprietary interest in any association, trust, partnership, joint venture or other entity, or business enterprise or have any agreement to acquire any capital stock or other proprietary interest.

     3.25. Authorization of WTD. The execution and delivery by the Company of this Agreement and the New Employment Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby to be carried out by the Company, do not and will not, with or without the giving of notice or the passage of time or both (a) violate the provisions of any Chinese law, rule or regulation applicable to WTD; (b) violate the provisions of the WTD Agreements; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to WTD; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of WTD pursuant to, any other material instruments, contract or agreement to which WTD is a party or by which WTD or any of its properties is or may be bound; other than such of the foregoing as do not and will not have a Material Adverse Effect. Schedule
3.25 attached hereto sets forth a true, correct and complete list of all consents, approvals and notifications of any Chinese governmental authority or other third parties (including without limitation parties to any agreement or lease) that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement in order to the immediately preceding sentence to be true.

     3.26. WTD Compliance with Laws, etc. WTD has all requisite licenses, permits, clearances, authorizations, approvals and certificates, including, without limitation, health and safety permits, from all Chinese authorities and any other third parties necessary and material to the conduct of WTD's business as currently conducted (collectively, the "WTD Permits"). WTD is not in violation of, nor has WTD failed to comply with, any applicable law, rule, regulation, ordinance, standards or contracting requirements of any Chinese authority or agency (including, without limitation, laws, rules, regulations or ordinances relating to building, zoning, land use, environmental laws, taxes, corrupt practices, anti-boycott, customs and export control, civil rights, occupational safety and health or wage and health or similar matters) and WTD has not received any notice of communication from any Chinese governmental authority or otherwise of any such violation or noncompliance, in each case other than violations which have not had and would not reasonably be expected to have a Material Adverse Effect. WTD has adequate rights to the technology used in the conduct of its business, free and clear of all liens, security interests, licenses, equities or other claims. The use of such technology by WTD in its operations does not infringe upon or otherwise constitute an unauthorized use of any patent, trademark, service mark, trade name, copyright or license of any other person or entity, except for such infringement or unauthorized use which has not had and would not reasonably be expected to have a Material Adverse Effect.

     3.27. No Illegal Payments, Etc. None of the Stockholders, the Company, any of its Subsidiaries or any of the officers, employees or agents of the Company or any of its Subsidiaries, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which would subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or will have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.28. Disclosure. This Agreement and the Exhibits and Schedules attached hereto do not, considered as a whole, omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein and therein, in light of the circumstances in which they are made, not misleading.

4.   Representations of the Buyer.

     The Buyer represents and warrants to each Stockholder as follows as of the date hereof:

     4.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to acquire the Shares. The Buyer has full corporate power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

     4.2 Authorization. The execution and delivery of this Agreement by the Buyer, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Buyer. Assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, this Agreement and the written obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer is party constitute the valid and legally binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer (assuming compliance with the requirements of the H-S-R Act); (b) violate the provisions of the Amended and Restated Certificate of Incorporation, as amended to date, or By-laws of the Buyer; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Buyer; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Buyer is a party or by which the Buyer is bound other than such of the foregoing as do not and will not result in any liability on the part of, or any other adverse effect on, any Stockholder or the Buyer. Schedule 4.2 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement in order for the immediately preceding sentence to be true.

     4.3 Investment Bankers. The Buyer agrees to pay all fees, expenses and compensation owed to Cowen & Company which has been retained by the Buyer in connection with the transactions contemplated hereby. The Buyer represents and warrants that no other person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement.

     4.4 Investment Representation. The Buyer is acquiring the Shares from the Stockholders for its own account for investment, and not with a view to, or for sale in connection with any distribution thereof, nor with any present intention of distribution or selling the same. The Buyer does not have any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares after the Closing.

     4.5 Fairness Opinion. The Buyer has received an opinion from Cowen and Company (the "Fairness Opinion") to the effect that the transactions contemplated by this Agreement are fair to the Buyer's stockholders from a financial point of view.

5.   Access to Information; Confidentiality; Press Releases, etc.

     5.1 Access to Management, Properties and Records. From the date of the execution of this Agreement by the Majority Stockholders until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer and its bank lenders reasonable access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company and its Subsidiaries, so that the Buyer and its bank lenders may have full opportunity to make such investigation as they shall desire to make of the management, business, properties and affairs of the Company and its Subsidiaries.

     5.2 Confidentiality. Except as otherwise contemplated by Sections 5.3 and 6.1.2 hereof, the Confidentiality Agreement dated as of April 6, 1995 between the Company and the Buyer shall continue in full force and effect and shall cover all information received by the Buyer and its bank lenders or by the Company and the Stockholders from and after the date hereof and prior to the Closing Date.

     5.3 Press Releases and Public Announcements. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that any party hereto may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

6.   Certain Pre-Closing Covenants.

     6.1 Covenants of the Company and its Subsidiaries. Prior to the Closing, the Company covenants and agrees with the Buyer, except as hereafter consented to in writing by the Buyer or as specifically contemplated in this Agreement, during the period from the date of the execution of this Agreement by the Majority Stockholders until the Closing, to comply with each of the following provisions applicable to it:

           6.1.1. Conduct of Business. The Company and each Subsidiary shall carry on their businesses substantially in the same manner as heretofore, and will not enter into any transaction outside the ordinary course. All of the property of the Company and each Subsidiary shall be used, operated, repaired and maintained in a manner consistent with past practice. Without the prior written consent of the Buyer, which shall not unreasonably be withheld, neither the Company nor any Subsidiary shall:

           (a) take any action to amend its charter documents, By-laws or other organizational documents;

           (b) redeem, purchase or make any other acquisition, directly or indirectly, of such entity's own capital stock, issue any stock, bonds or other securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities or issue any right or commitment therefor, other than (i) issuances of Common Stock pursuant to option exercises in accordance with their terms, and (ii) grants not to exceed an aggregate of 10,000 options to new employees in the ordinary course of business;

           (c) incur any material obligation or liability, except current liabilities incurred and obligations under contracts and agreements entered into in the ordinary course of business, or incur any indebtedness for borrowed money;

           (d) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their respective assets or properties, other than mechanic's liens or liens arising by operation of law;

           (e) sell, assign, or transfer any of its assets, except for inventory or equipment sold or otherwise disposed of in the ordinary course of business;

           (f) pay or cancel any debts, claims, obligations or liabilities, except in the ordinary course of business;

           (g) merge or consolidate with or into any corporation or other entity or purchase substantially all of its assets;

           (h) materially alter the terms, status or funding condition of any Pension Plan or Welfare Plan;

           (i)  cancel or permit to lapse any insurance policy;

           (j) make any increases in salary, benefits or other compensation in any manner or form to its directors, officers or employees except in the ordinary course of business, or make any bonus payment to any of its directors, officers or employees other than in the ordinary course of business or make any loan to any officer, director or employee, except for advances not in excess of $50,000 in the aggregate to officers and employees in the ordinary course of business;

           (k) except as permitted by clause (b) above, engage in any practice, take any action or enter into any transaction of the sort described in Section 3.15 above;

           (l) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock, or enter into any other transaction with or make any payment to any of its stockholders (as such) or any affiliate thereof; or

           (m)  commit or agree to do any of the foregoing in the future.

           6.1.2. Communications with Customers, Suppliers and Employees. The Company and the Buyer will mutually agree upon the standards (including the nature, content and timing) of communications with suppliers, customers and employees relating to this Agreement and the transactions contemplated hereunder prior to the Closing Date; it being understood that the Buyer shall have the right to contact such customers and suppliers in connection with its investigation of the business of the Company and its Subsidiaries.

           6.1.3. Preservation of Organization. The Company and each Subsidiary will use all reasonable efforts to (a) preserve the present business organization of the Company and each Subsidiary intact; (b) preserve the good will of and keep available the services of the present employees of the Company and each Subsidiary; and (c) preserve present relationships with entitles or persons having business dealings with the Company and its Subsidiaries.

     6.2 Hart-Scott-Rodino Filing. The Company and Buyer have made, or shall promptly make all required filings under the H-S-R Act on a confidential basis, including, without limitation, a Notification and Report Form for Certain Mergers and Acquisitions (or any successor form) and any amendments thereto with the Federal Trade Commission (the "FTC") and the Department of Justice, in connection with the transactions contemplated by this Agreement as required by the anti-trust laws of the United States. The Company and Buyer agree to cooperate and promptly respond to any inquiries or investigations initiated by the FTC or the Department of Justice in connection with such filings.

     6.3 No Solicitation. Each of the Company and the Stockholders severally, for itself only and not jointly, agree not to, and to cause their subsidiaries, affiliates, officers, directors, employees, representatives or agents, not to, directly or indirectly, solicit, encourage or initiate the submission of proposals or offers from, or provide any confidential information to, or participate in discussions or negotiations or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group (other than Buyer and any of its directors, officers, employees, representatives or agents) concerning any merger, combination, sale of material assets (other than sales of inventory and equipment in the ordinary course of business), sale of shares of capital stock (except as permitted by Section 6.1.1(b)) or similar transactions involving the Company or its Subsidiaries. Each of the Company and the Stockholders severally, for itself only and not jointly, agree promptly to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction including, in the case of written proposals or inquiries, furnishing the Buyer with a copy of such proposal or inquiry (and all amendments and supplements thereto).

     6.4 Reports; Taxes. The following provisions shall govern the allocation of responsibility as between the Buyer and the Company on the one hand and the Stockholders and the Stockholders' Representative on the other hand for certain Tax matters following the Closing Date:

           (a) For any Tax periods ending on or before the Closing Date, and for any Tax periods beginning before the Closing Date and ending after the Closing Date, the Company shall prepare or cause to be prepared all Tax Returns for the Company and its Subsidiaries which are filed after the Closing Date. Subject to the requirements of applicable law, with respect to all periods up to and including the Closing Date, each such Tax Return shall be prepared in a manner consistent with past practices of the Company and its Subsidiaries. Each such Tax Return (or the portion of any consolidated, combined, or unitary return including the Company or its Subsidiaries) shall be submitted to the Stockholders' Representative at least thirty (30) days prior to the due date (including any extension thereof) for filing such Tax Return. The Company shall make any changes in such draft Tax Return as are reasonably requested by the Stockholders' Representative not less than seven
(7) days prior to the due date (including extensions) for filing such Return. The Company shall timely file or cause to be filed such Tax Return, as so modified.

           (b) The Buyer, the Company, the Stockholders, and the Stockholders' Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
The Company agrees (A) subject to clause (B) below, to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax periods ending on or prior to the Closing Date and any Tax periods beginning before the Closing Date and ending after the Closing Date, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Stockholders' Representative reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the expiration of the applicable statute of limitations for the Tax period, and, if the Stockholders' Representative so requests, the Company shall allow the Stockholders' Representative to take possession of such books and records.

7.   Certain Other Covenants.

     7.1   Reasonable Efforts to Obtain Satisfaction of Conditions, etc.
Prior to Closing, each of the Stockholders (each Stockholder for itself only and not jointly) and the Company, on the one hand, and the Buyer on the other hand, covenant and agree to use their reasonable efforts to obtain the satisfaction of the conditions to the obligations to consummate the Closing of the other parties specified in this Agreement; provided, that, the Company shall not be obligated to make any payment to any lessor in connection with obtaining such lessor's consent to the consummation of the transactions contemplated hereby.

     7.2 Amendment of Schedules. The Stockholders and the Company may from time to time prepare and deliver to the Buyer an amendment and restatement of the Exhibits and Schedules (other than Schedules 3.2 and 3.4) hereto (the "Seller's Schedules") disclosing any changes thereto required in respect of
(i) matters not known to the Company or the Stockholders on or prior to the date of execution and delivery hereof and (ii) matters relating to Environmental Liabilities (the "Amended Seller's Schedules"). The Buyer may from time to time prepare and deliver to the Stockholders' Representative an amendment and restatement of Schedule 4.2 (the "Buyer's Schedule") disclosing any changes thereto required in respect of matters not known to the Buyer on or prior to the date of execution and delivery hereof (the "Amended Buyer's Schedule"). Not later than the Closing Date, the Stockholders' Representative and Buyer shall deliver each to the other the definitive Amended Seller's Schedules (such Schedules as in effect at the Closing being referred to herein as the "Final Seller's Schedules") and the definitive Amended Buyer's Schedule (such Schedule as in effect at the Closing being referred to herein as the "Final Buyer's Schedule"), respectively. Notwithstanding the delivery of Amended Seller's Schedules designated as the Final Seller's Schedules or Amended Buyer's Schedule designated as Final Buyer's Schedule, each party shall retain the right at any time prior to the Closing to withdraw such party's previously designated final Schedules and substitute further amended Exhibits and Schedules designated as final Schedules. In the event any party shall deliver and designate as final any Amended Schedules on or after the fifth (5th) day prior to the Closing Date then in effect, such Closing Date may, at the option of the other party be deferred for up to five (5) days, and in the event such deferral of the Closing Date would result in a Closing Date after the Final Termination Date (as defined in Section 11.1), such Final Termination Date shall be automatically deferred to the day after such deferred Closing Date. In the event the Closing does not occur, the initial Schedules shall constitute the Schedules for determining any inaccuracy in, or breach of, any representations and warranties of any party (subject to the provisions of Section 11.3). In the event the Closing occurs, the Final Seller's Schedules and the Final Buyer's Schedule as in effect as of the Closing shall supersede the initial Schedules and all Amended Schedules and shall constitute the definitive Schedules for all purposes of Section 10 hereof.

     7.3   Options.

           (a) At the Closing Date, each outstanding Option under the Company's 1982 Incentive Stock Option Plan and 1992 Stock Option Plan, as listed on Schedule 7.3 hereto, as amended as of the Closing Date, whether vested or unvested, will be assumed by the Buyer. Each Option so assumed by the Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Option Plan immediately prior to the Closing Date, except that (i) such Option shall be exercisable (when vested) for that number of whole shares of the Buyer's Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Option immediately prior to the Closing Date multiplied by 2.48832, rounded to the nearest whole number of shares of the Buyer's Common Stock, and (ii) the per share exercise price for the shares of the Buyer's Common Stock issuable upon exercise of such assumed Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Closing Date by 2.48832, rounded to the nearest whole cent.

           (b) After the Closing Date, the Buyer shall issue to each holder of an outstanding Option a document evidencing the foregoing assumption of such Option by the Buyer.

           (c) It is the intention of the parties that the Options assumed by the Buyer qualify following the Closing Date as incentive stock options as defined in Section 422 of the Code to the extent that the Options qualified as incentive stock options immediately prior to the Closing Date.

     7.4 Form S-8. The Buyer agrees to file as promptly as possible, but in any event within 30 days after the Closing Date, a registration statement on Form S-8 for the shares of the Buyer's Common Stock issuable with respect to assumed Options.

     7.5 Other Obligations. Each party severally, for itself only and not jointly, agrees, at any time, upon reasonable request from another party, to do such acts and things as may be reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby in an orderly fashion.

     7.6 Charter and By-laws. After the Closing, the Company shall not, and shall cause its Subsidiaries not to, amend the indemnification provisions of their respective charters and By-laws as they relate to the services prior to the Closing of the officers and directors thereof.

8.   Conditions to Obligations to Close of the Buyer.

     The obligations of the Buyer to consummate the Closing under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     8.1 Continued Truth of Representations and Warranties of Stockholders; Compliance with Covenants and Obligations by Stockholders. The representations and warranties of each of the Majority Stockholders set forth in Section 2 hereof shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date. Each of the Majority Stockholders shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by such Stockholder prior to or at the Closing Date. At the Closing, each of the Majority Stockholders shall have delivered to the Buyer a certificate signed by such Stockholder of the conditions provided in the first two sentences of this Section 8.1.

     8.2 Continued Truth of Representations and Warranties of the Company and its Subsidiaries; Compliance with Covenants and Obligations of the Company and its Subsidiaries. The representations and warranties of the Company and its Subsidiaries shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date. Each of the Company and its Subsidiaries shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date. At the Closing, the Company shall have delivered to the Buyer a certificate signed by the President of the Company confirming the satisfaction of the conditions provided in the first two sentences of this Section 8.2.

     8.3 Final Schedules. The amendments to the Seller's Schedules set forth in the Final Seller's Schedules (except for those amendments to Exhibits I, II and III and Schedule 7.3 which are made solely to reflect the exercise of vested options on or prior to Closing) shall be reasonably satisfactory in form and substance to the Buyer.

     8.4 Consent of Third Parties and Governmental Bodies. The Company shall have received all consents and approvals of lenders, lessors, other third parties and governmental agencies, bureaus, commissions and similar bodies set forth on Schedule 3.4 attached hereto, which consents and approvals shall be in form and substance reasonably satisfactory to Buyer.

     8.5 Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person other than a party hereto which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     8.6 Opinion of Counsel. The Buyer shall have received an opinion (which opinion shall be confirmed to the Buyer's senior lenders providing financing, if requested) of Foley, Hoag & Eliot, counsel to the Company, its Subsidiaries and certain Stockholders, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel.

     8.7 Consent of Optionholders. Each holder of an Option to be assumed by Buyer in accordance with Section 7.3 shall have executed and delivered a written consent to the assumption and conversion by the Buyer of the Options held by such person.

     8.8 New Employment Agreements. The Company shall have entered into written employment agreements dated as of the Closing Date (the "New Employment Agreements") with each of J. Jim Hsieh, Kenneth W. Nill, D. Westervelt Davis and Dale Flanders (the "Key Employees") in substantially the form attached hereto as Exhibits 8.8A-8.8D, respectively.

     8.9 Closing Deliveries. The Buyer shall have received at or prior to the Closing the following documents:

           (a) the certificates representing the Shares duly endorsed for transfer in accordance with Section 1.1 of this Agreement;

           (b) certificates of the Secretary of State of The Commonwealth of Massachusetts as to the legal existence and good standing (including Tax) of the Company in Massachusetts, and comparable certificates for any material subsidiaries reasonably requested by Buyer;

           (c) a certificate of the Clerk of the Company attesting to the incumbency and signatures of the officers of the Company, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement to be carried out by the Company, and the authenticity and continuing validity of the charter documents and By-laws delivered pursuant to Section 3.1; and certificates of the Secretaries of the Subsidiaries attesting to the authenticity and continuing validity of the charter documents and By-laws delivered pursuant to Section 3.3;

           (d) certificates of appropriate governmental officials in each state in which the Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company in each such jurisdiction, and comparable certificates for any material Subsidiaries reasonably requested by Buyer;

           (e) a cross receipt executed by the Buyer and the Stockholders' Representative;

           (f) all minute books, stock books and records and data relating to the assets, properties, business and operations of the Company; and

           (g) such other certificates of the Company's officers and such other documents, to be in form and substance reasonably satisfactory to the Buyer, evidencing satisfaction of the conditions of this Section 8 as the Buyer shall reasonably request.

     8.10 Repayment of Insider Loans. All loans payable to the Company or any of its Subsidiaries from any of their officers, directors or employees as reflected in the Unaudited Balance Sheet on the Balance Sheet Date shall have been repaid in full, other than travel advances made in the ordinary course of business.

     8.11 Execution and Delivery of Agreement. This Agreement shall have been executed and delivered by each of the Majority Stockholders on the date hereof, and each other stockholder of the Company, and each optionholder who intends to exercise his or her vested options for Common Stock, shall have executed and delivered this Agreement on or prior to the Closing Date.

     8.12 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Company and the Stockholders to authorize or carry out this Agreement and the transactions contemplated hereby to be carried out by them shall have been taken.

     8.13 Antitrust Matters. The waiting period (and any extensions thereof) as prescribed by the regulations promulgated under the H-S-R Act shall have expired or shall have been terminated.

9.   Conditions to Obligations to Close of the Company and the Stockholders.

     The obligations of the Company and the Stockholders to consummate the Closing under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent, each of which may be waived in writing by the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders:

     9.1 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations of the Buyer. The representations and warranties of the Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (even though they purport to have been given on a date prior to the Closing Date), except for any changes consented to in writing by the Stockholders' Representative. The Buyer shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. At the Closing, the Buyer shall have delivered to the Stockholders a certificate signed by the President or any Vice President confirming the satisfaction of the conditions provided in the first two sentences of this Section 9.1.

     9.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement and the transactions contemplated hereby shall have been taken.

     9.3 Consent of Third Parties and Governmental Bodies. The Buyer shall have received all consents and approvals of all third parties and governmental agencies, bureaus, commissions and similar bodies set forth on Schedule 4.2 attached hereto, which consents and approvals shall be in form and substance reasonably satisfactory to the Stockholders' Representative.

     9.4 Adverse Proceedings. No action, suit or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person other than a party hereto which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     9.5 Opinion of Counsel. The Stockholders shall have received an opinion of Ropes & Gray, counsel to the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholders and their counsel.

     9.6 Final Schedule. The amendments to the Buyer's Schedule set forth in the Buyer's Final Schedule shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.

     9.7 Antitrust Matters. The waiting period (and any extensions thereof) as prescribed by the regulations promulgated under the H-S-R Act shall have expired or shall have been terminated.

     9.8 Closing Deliveries. The Stockholders shall have received at or prior to the Closing the following:

           (a) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of the Buyer in Delaware;

           (b) a certificate of the Assistant Secretary of the Buyer attesting to the incumbency of its officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws delivered pursuant to Section 4.1;

           (c)  payment of the Purchase Price in accordance with Section 1.2;

           (d) a cross receipt executed by the Buyer and the Stockholders' Representative; and

           (e) such other certificates of the officers of the Buyer and such other documents evidencing satisfaction of the conditions specified in this
Section 9 as the Stockholders' Representative shall reasonably request.

10.  Indemnification.

     10.1 REPRESENTATIONS, ETC. THE REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS IN SECTION 2, THE COMPANY IN SECTION 3, AND THE BUYER IN SECTION 4, ALL AS MODIFIED BY THE SCHEDULES HERETO, AND IN THE CERTIFICATES DELIVERED PURSUANT TO SECTIONS 8.1, 8.2, 8.9(c), 8.9(g), 9.1, 9.8(b) AND 9.8(e) ARE THE
SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES HEREUNDER, SHALL BE DEEMED TO BE MATERIAL AND RELIED UPON BY THE PARTIES HERETO, AND SHALL SURVIVE THE EXECUTION AND DELIVERY HEREOF AND THE CLOSING. DISCLOSURE OF ANY MATTER SET FORTH ON ANY ONE SCHEDULE SHALL, IF REASONABLY DESCRIBED, BE DEEMED TO BE SET FORTH ON ANY OTHER SCHEDULE FOR WHICH SUCH MATTER IS APPLICABLE.

     10.2  Indemnification of the Buyer and the Company.

           (a) Subject to the terms of this Section 10, each Stockholder severally, for itself only, and not jointly, hereby agrees to indemnify the Buyer and the Company from and against all Losses (as defined in Section 10.6) in connection with or otherwise relating to any or all of the following:

               (i) any misrepresentation or inaccuracy in, or breach of, any representation or warranty made by such Stockholder in Section 2 of this Agreement or Exhibit I hereto (to the extent information therein relates to such Stockholder or the certificate delivered by such Stockholder pursuant to Section 8.1 (as in the case of such certificate each representation or warranty therein would read if all qualifications as to materiality were deleted therefrom); and

               (ii) any breach of any covenant, agreement or obligation of such Stockholder contained in this Agreement.

           (b) Subject to the terms of this Section 10, each Stockholder hereby agrees to indemnify and hold harmless the Buyer and the Company from and against all Losses in connection with or otherwise relating to any or all of the following:

               (i) any misrepresentation or inaccuracy in, or breach of, any representation or warranty made by the Company in this Agreement or any Exhibits or Schedules hereto or the certificates delivered pursuant to Sections 8.2, 8.9(c) and 8.9(g) (as each such representation or warranty would read if all qualifications as to materiality or Material Adverse Effect were deleted therefrom); and

               (ii) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in this Agreement, or any Exhibits or Schedules hereto, to be performed by the Company or such Subsidiary at or prior to Closing.

           (c) No claim may be made by the Buyer or the Company as Indemnified Party (as defined in Section 10.4) pursuant to Section 10.2(a) or 10.2(b) after October 31, 1996 except for Buyer's Reserved Claims. "Buyer's Reserved Claims" shall mean (i) all claims as to which such Indemnified Party has given any Indemnifying Party notice pursuant to Section 10.4 on or prior to such date, (ii) all claims under Section 10.2(a) to the extent they result from a misrepresentation or inaccuracy in a statement made in Section 2(a) or
(b) hereof or in Exhibit I, (iii) all claims based upon a breach of or inaccuracy in any of the representations or warranties set forth in Section 3.10, and (iv) all claims based upon fraud. Claims in respect of Buyer's Reserved Claims may be made at any time subject to the statute of limitations applicable thereto.

           (d) No Stockholder shall have any obligation under Section 10.2(b) hereof to indemnify the Buyer or the Company in respect of any Loss incurred due to any inaccuracy in or the breach of any representation and warranty contained in any Section hereof other than Section 3.10 and Section 3.21, until the total of all such Losses incurred by the Buyer or the Company (excluding Losses incurred in respect of the representations and warranties contained in Sections 3.10 and 3.21 hereof) exceeds $1,250,000, whereupon the Buyer and the Company shall be entitled to indemnification hereunder for the entire amount of all such Losses (excluding Losses incurred in respect of the representations and warranties contained in Sections 3.10 and 3.21 hereof) in excess of $1,250,000. No Stockholder shall have any obligation under Section 10.2(b) hereof to indemnify the Buyer or the Company in respect of any Loss incurred due to any inaccuracy in or the breach of any representation and warranty contained in Section 3.10 hereof until the total of all Losses incurred by the Buyer or the Company in respect of the representations and warranties contained in Section 3.10 hereof exceeds $250,000, whereupon the Buyer and the Company shall be entitled to indemnification hereunder for the entire amount of all such Losses in excess of $250,000. No Stockholder shall have any obligation under Section 10.2(b) hereof to indemnify the Buyer or the Company in respect of any Loss incurred due to any inaccuracy in or the breach of any representation and warranty contained in Section 3.21 hereof until the total of all Losses incurred by the Buyer or the Company in respect of the representations and warranties contained in Section 3.21 hereof exceeds $250,000, whereupon the Buyer and the Company shall be entitled to indemnification hereunder for the entire amount of all such Losses in excess of $250,000. Notwithstanding the foregoing, the aggregate maximum recovery in respect of all Losses incurred by the Buyer or the Company under this Section 10.2(d) shall not exceed $12,000,000. Each Stockholder shall be liable in respect of a portion of such indemnification obligation equal to the percentage thereof set forth opposite such Stockholder's name on Exhibit III hereto (as to each Stockholder, such Stockholder's "Obligation Percentage") and no more. No Stockholder shall have any obligation under Section 10.2(a) in excess of such Stockholder's pro rata percentage of the Purchase Price (the "Payment Percentage"), as set forth on Exhibit I hereto. The limitations of this Section 10.2(d) shall not apply to claims based upon fraud.

           (e)  Following the Closing, the indemnification afforded by this
Section 10.2 shall be the sole and exclusive remedy of the Buyer and the Company in respect of any misrepresentations or inaccuracies in, or breach of, any representation or warranty or any breach or failure to perform prior to the Closing of any covenants or agreements made by any of the Stockholders or the Company in this Agreement or any Exhibit or Schedule hereto or any certificate delivered pursuant hereto.

           (f) Each Stockholder which is a trust or partnership which receives any portion of the Purchase Price in consideration for the Shares transferred to the Buyer hereunder agrees not to distribute any portion of such proceeds to any beneficiary or other person prior to the date on which all obligations to indemnify the Buyer under this Section 10 have expired, unless such person prior to receipt of any such proceeds has executed and delivered an agreement in form and substance reasonably satisfactory to the Buyer whereby such person agrees to be liable for a portion of the indemnification obligations under Section 10.2(a) and 10.2(b) equal to (i) the percentage representing the portion of the proceeds received from such distributing Stockholder multiplied by (ii) the Payment Percentage of such distributing stockholder in the case of such obligations incurred under
Section 10.2(a), and the Obligation Percentage of such distributing Stockholder in the case of such obligations incurred under Section 10.2(b).

     10.3  Indemnification of the Stockholders.

           (a) Subject to the terms of this Section 10, each of the Buyer and the Company, jointly and severally, hereby agrees to indemnify and hold harmless the Stockholders from and against all Losses in connection with or otherwise relating to any or all of the following:

               (i) any misrepresentation or inaccuracy in, or breach of, any representation or warranty made by the Buyer in Section 4 of this Agreement or any Exhibits or Schedules hereto or the certificates delivered pursuant to Sections 9.1, 9.9(b) and 9.9(e) (as each such representation or warranty would read if all qualifications as to materiality and knowledge were deleted therefrom); and

               (ii) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement, or any Exhibit or Schedule hereto.

           (b) No claim may be made by any Stockholder as Indemnified Party pursuant to Section 10.3(a) after October 31, 1996, except for Seller's Reserved Claims. "Seller's Reserved Claims" shall mean (i) all claims as to which such Indemnified Party has given any Indemnifying Party notice pursuant to Section 10.4 on or prior to such date; and (ii) all claims based upon fraud. Claims in respect of Seller's Reserved Claims may be made at any time subject to the statute of limitations applicable thereto.

           (c) Neither the Buyer nor the Company shall have any obligation under Section 10.3(a) to indemnify any Stockholder in respect of any Loss until the aggregate combined total of all Losses incurred by all Stockholders exceeds $1,250,000, whereupon the Stockholders shall be entitled to indemnification hereunder for the entire aggregate cumulative amount of all such Losses in excess of $1,250,000, up to an aggregate maximum recovery in respect of such Losses of $12,000,000. The limitations of this Section 10.3(c) shall not apply to claims based upon fraud.

           (d)  Following the Closing, the indemnification afforded by this
Section 10.3 shall be the sole remedy of the Stockholders in respect of any misrepresentations or inaccuracies in, or breach of, any representation or warranty or any breach or failure to perform prior to the Closing of any covenants or agreements made by Buyer in this Agreement or any Exhibit or Schedule hereto or any certificate delivered pursuant hereto.

     10.4 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of the claim and the facts believed to constitute the basis for such claim, all with reasonable specificity in light of the facts then known; provided, however, that, except where such notice shall not have been provided within the time provided in Section 10.2(c) or 10.3(b), failure to so notify the Indemnifying Party shall not discharge the Indemnifying Party from any of its liabilities and obligations hereunder. Subject to Section 10.5, the Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

     10.5 Defense by Indemnifying Party. In connection with any claims giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is a third party ("Third Party Claims"), the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding; provided, however, that if the Indemnified Party determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money damages required to be reimbursed in full under this Section 10, the Indemnified Party shall have the right to defend against such claim or legal proceedings at the expense of the Indemnifying Party and in such manner as it may reasonably deem appropriate, including but not limited to, settling such claim or legal proceedings at the expense of the Indemnifying Party and on such terms as the Indemnified Party may reasonably deem appropriate. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or legal proceeding resulting therefrom within 30 days after the date of receipt of the notice referred to in Section 10.4 above, (a) the Indemnified Party may defend against such claim or legal proceeding at the expense of the Indemnifying Party and in such manner as it may reasonably deem appropriate, including but not limited to, settling such claim or legal proceeding at the expense of the Indemnifying Party and on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. No settlement of any claim or legal proceeding by an Indemnified Party, unless consented to in writing by the Buyer (in the case of a Stockholder as Indemnified Party) or the Stockholders' Representative (in the case of the Buyer or the Company as Indemnified Party), shall be conclusive as to the amount of the Loss incurred by such Indemnified Party in connection with such claim or legal proceeding.

     10.6 Definition of Losses. For purposes of this Section 10, the term "Losses" shall mean the amount of any actual damages, liabilities, obligations, deficiencies, losses (including without limitation any diminution in value), expenditures, costs or expenses (including without limitation reasonable attorneys' fees and disbursements). For purposes of determining the amount of any Loss, the amount of any Loss (a) shall be calculated taking into account the estimated present value of anticipated tax effects of both such Loss and receipt of indemnification therefor and (b) shall be reduced by any indemnification proceeds received in respect thereof under any indemnification agreement to which the Company or any of its Subsidiaries was party prior to the Closing Date or insurance proceeds received in respect thereof (in each case net of costs of recovery).

     Buyer and the Company shall not terminate any prepaid insurance acquired by the Company prior to the Closing. In the event that a recovery is made by any party hereto with respect to any Loss for which such party has received indemnification hereunder, a refund equal to the portion of the indemnification so recovered shall be promptly refunded to the parties that provided such indemnification.

     10.7 Treatment of Indemnification Payments. All indemnification payments under this Section 10 shall be deemed adjustments to the Purchase Price.

     10.8 Miscellaneous. The Stockholders shall have no responsibility for, or as a result of, the allocation by the Buyer of the Purchase Price for accounting or tax purposes, nor shall any such allocation adversely affect any bonus payable pursuant to the terms of the New Employment Agreements.

11.  Termination of Agreement; Option to Proceed; Damages.

     11.1 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on September 30, 1995 (the "Final Termination Date") if the Closing shall have not been consummated. Except as provided in Section
7.2 or 11.2, no party shall have any obligation hereunder, express or implied, to extend the Final Termination Date.

     11.2 Termination by the Parties. This Agreement may be terminated at any time prior to the consummation of the Closing (i) by the mutual written agreement of the parties hereto, (ii) by the Buyer by notice to the Stockholders' Representative if (a) there has been a material inaccuracy in or a material breach of any representation or warranty or a material breach of contract by any Stockholder or the Company and (b) the same has not been cured to the reasonable satisfaction of the Buyer within seven (7) days of notice of such breach or inaccuracy to the Stockholders' Representative, (iii) by the Stockholders' Representative (whose termination shall bind each of the Stockholders) by notice to the Buyer if (x) there has been a material inaccuracy in or material breach of any representation or warranty or a material breach of contract by the Buyer and (y) the same has not been cured to the reasonable satisfaction of the Stockholders' Representative within seven (7) days after notice of such breach or inaccuracy to Buyer, (iv) by the Buyer if (x) the conditions stated in Section 8 of this Agreement have not been satisfied at or prior to the Closing Date, (v) by the Stockholders' Representative (x) if the conditions stated in Section 9 of this Agreement have not been satisfied at the Closing Date, or (vi) by the Buyer or the Stockholders' Representative if (A) the consummation of the transactions contemplated by this Agreement shall violate any order, decree or judgment of any court or governmental body having competent jurisdiction; (B) there shall have been enacted or proposed a statute, rule or regulation which makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; or (C) either the Federal Trade Commission or the Department of Justice shall have initiated legal proceedings to enjoin or place material limitations on the consummation of the transactions contemplated by this Agreement. Each notice of breach or inaccuracy under Section 11.2(ii) or
(iii) and each notice of termination under Section 11.2 shall set forth the facts believed to constitute the basis therefor, all with reasonable specificity in light of the facts then known. In the event any party shall deliver notice of breach or inaccuracy under Section 11.2(ii) or (iii) on or after the eighth day prior to the Final Termination Date then in effect, the Final Termination Date shall be automatically extended until 5:00 p.m., Boston time, on the ninth day after the date of delivery of such notice.

     11.3 Availability of Remedies. In the event of termination of this Agreement, the Buyer shall have no further obligation or liability to the Stockholders or the Company or any of its Subsidiaries or WTD under this Agreement, and the Stockholders and the Company, its Subsidiaries and WTD shall have no further obligation or liability to the Buyer under this Agreement except (i) with respect to claims based upon fraud and (ii) as hereinafter set forth in this Section 11.3. In the event this Agreement is terminated by the Buyer or the Stockholders' Representative pursuant to the provisions of clause (ii), (iii), (iv) or (v) of Section 11.2, the parties hereto shall have available to them the following remedies. In the event of such termination by the Buyer, if there shall have occurred any material inaccuracy in or any material breach of any representation or warranty or any material breach of contract by any Stockholder or the Company (a "Sellers Pre-Termination Breach") which inaccuracy or breach is referred to in such notice of termination furnished pursuant to Section 11.2, the Buyer shall be entitled to payment from the Majority Stockholders or the Company of an amount equal to the sum of (a) all out-of-pocket fees, costs and expenses incurred by the Buyer in connection with this Agreement, the negotiation or performance hereof, or any effort to consummate any of the transactions contemplated hereby, plus (b) reasonable fees and disbursements of counsel and court costs incurred by the Buyer in connection with obtaining such payment. In the event of such termination by the Stockholders' Representative, if there shall have occurred any material inaccuracy in or any material breach of any representation or warranty or any material breach of contract by the Buyer (a "Buyer Pre-Termination Breach") which inaccuracy or breach is referred to in such notice of termination furnished pursuant to Section 11.2, each of the Stockholders and the Company shall be entitled to payment from the Buyer of an amount equal to the sum of (a) all out-of-pocket fees, costs and expenses incurred by it in connection with this Agreement, the negotiation or performance hereof, or any effort to consummate any of the transactions contemplated hereby by the Stockholders, plus (b) reasonable fees and disbursements of counsel and court costs incurred in connection with obtaining such payment. For purposes of this Section 11.3, no facts or conditions giving rise to any breach of or inaccuracy in any of the representations or warranties set forth herein shall (A) in the case of the representations and warranties set forth in Section 2 or 3 hereof, give rise to a Sellers Pre-Termination Breach unless any Stockholder or the Company, respectively, had knowledge of such facts or conditions as of the execution and delivery hereof, or (B) in the case of the representations and warranties set forth in Section 4 hereof, give rise to a Buyer's Pre-Termination Breach unless the Buyer had knowledge of such facts or conditions as of the execution and delivery hereof. The rights to payment provided by this Section 11.3 are not subject to any deductible or other limitation as to minimum amount. In addition, prior to the Termination Date, the Buyer or the Stockholders' Representative shall be entitled to furnish the notices required to effect termination without regard to whether another party shall have previously furnished such notice, and upon such furnishing shall be deemed for purposes of this Section 11.3 to have terminated this Agreement, it being the intent of the parties to permit either party or both parties to obtain the payments provided by this Section 11.3 where the required basis therefor exists, without regard to whether such party is the first to exercise its rights under Sections 11.2 and 11.3; provided, however, that in no event shall any party be entitled to furnish notice under
Section 11.2 after the Final Termination Date then in effect.

     11.4 Certain Remedies of the Stockholders. No Stockholder shall have any right of recovery or other remedy against the Company or any of its Subsidiaries or WTD in respect of any misrepresentations or inaccuracies in, or breach of, any representation or warranty of the Company or any of its Subsidiaries or any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries, in each case contained in this Agreement, any Exhibit or Schedule hereto or any certificate or agreement contemplated by this Agreement, other than, following the Closing Date, any obligations of the Company and the Subsidiaries continuing or arising after the Closing Date pursuant to the terms hereof including obligations of the Company to Key Employees pursuant to the New Employment Agreements.

12.  Consent To Jurisdiction.

     Each of the parties by its execution hereof (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon to this Agreement or any other agreement contemplated hereby or relating to the subject matter hereof or thereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13 hereof is reasonably calculated to give actual notice.

13.  Notices.

     Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, telecopier, Federal Express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To the Buyer:

          Oak Industries Inc.
          1000 Winter Street, South Entrance
          Waltham, MA  02154
          Attn: Pamela F. Lenehan
                      and
                General Counsel

     With a copy to:

          Ropes & Gray
          One International Place
          Boston, MA  02110
          Attn: David C. Chapin

     To the Stockholders'
     Representative:

          Kenneth W. Nill
          c/o Lastertron, Inc.
          37 North Avenue
          Burlington, MA  01803

     With a copy to:

          Foley, Hoag & Eliot
          One Post Office Square
          Boston, MA  02109
          Attn:  Edward N. Gadsby, Jr.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or sent by telex or telecopier, (b) one business day after being sent by Federal Express and (c) three business days after being sent, if sent by registered or certified mail.

14.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Stockholders' Representative, holders of Options (with respect to Section 7.3), and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders, the Stockholders' Representative, the Company and its Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other parties; provided, however, that (i) the Buyer may assign its rights and obligations hereunder to a subsidiary or affiliate of the Buyer, (ii) Buyer may assign its rights (but not its obligations) hereunder to one or more senior lenders providing the financing referred to in the Bank Commitment, and (iii) that the Stockholders' Representative shall be entitled to enforce the rights of any Stockholder hereunder. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholders, the Company or its Subsidiaries from any obligation or liability under this Agreement.

15.  Entire Agreement; Amendments; Attachments.

           (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and certificates to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the Buyer on the one hand and the Stockholders, the Company and its Subsidiaries on the other hand with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Company by the consent of their respective Boards of Directors or officers authorized by such Boards, and the Stockholders' Representative (who shall have the authority to bind all of the Stockholders) may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the Buyer, the Company and such Stockholders' Representative, and each such amendment shall be binding upon each party hereto.

           (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. Neither the reference, listing or description of any matter in any Schedule hereto, nor the furnishing of any document for review, shall be deemed to disclose an exception to any representation or warranty, except solely to the extent the matter is adequately referred to or described in such Schedule.

16.  Severability.

     Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

17.  Expenses, etc.

     Except as provided by Section 11.3, the Buyer, the Company and the Stockholders agree to pay all of the respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with or in contemplation of the transactions contemplated hereby. Each Stockholder shall be responsible for payment of all sales or transfer Taxes arising out of the conveyance of the Shares owned by such Stockholder.

18.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

19.  Section Headings.

     The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

20.  Company's Knowledge.

     Whenever reference is made herein to the Company's knowledge, such reference shall mean the actual knowledge of J. Jim Hsieh, Kenneth W. Nill, David R. Wilcox and D. Westervelt Davis.

21.  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.



     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.



BUYER:                        OAK INDUSTRIES INC.

                              BY:  /S/ WILLIAM S. ANTLE III
                                  TITLE:  PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

COMPANY:                      LASERTRON, INC.

                              BY:  /S/ J. JIM HSIEH
                                  TITLE:  PRESIDENT

MAJORITY STOCKHOLDERS:

                              /S/ J. JIM HSIEH
                                  J. JIM HSIEH

                              HSIEH (1995) INVESTMENT
                              LIMITED PARTNERSHIP

                              BY:  /S/ J. JIM HSIEH
                                  J. JIM HSIEH
                                  GENERAL PARTNER

                              BY:  /S/ CHARLOTTE S. HSIEH
                                  CHARLOTTE S. HSIEH
                                  GENERAL PARTNER

                              /S/ FRANK C. HSIEH
                              FRANK C. HSIEH

                              /S/ CHARLOTTE S. HSIEH
                              CHARLOTTE S. HSIEH

                              /S/ CHARLOTTE S. HSIEH
                              CHARLOTTE S. HSIEH
                              AS CUSTODIAN UNDER UGMA FOR MICHAEL C. HSIEH

                              /S/ KENNETH W. NILL
                              KENNETH W. NILL


                              NILL (1995) INVESTMENT
                              LIMITED PARTNERSHIP

                              BY:  /S/ KENNETH W. NILL
                                  KENNETH W. NILL
                                  GENERAL PARTNER

                              BY:  /S/ B. GALE NILL
                                  GALE NILL
                                  GENERAL PARTNER

                                  /S/ B. GALE NILL
                                  GALE NILL


                              /S/ CHARLES E. HURWITZ
                              CHARLES E. HURWITZ


                              THE HURWITZ CHILDREN'S TRUST FOR
                              LISA A. MAYER, U/D/T MAY 13, 1995

                              BY:  /S/ MARSHALL L. TUTUN
                                  MARSHALL L. TUTUN
                                  TRUSTEE

                              BY:  /S/ NANCY L. HURWITZ
                                  NANCY L. HURWITZ
                                  TRUSTEE


                              THE HURWITZ CHILDREN'S TRUST FOR
                              RUTH D. HURWITZ, U/D/T MAY 13, 1995

                              BY:  /S/ MARSHALL L. TUTUN
                                  MARSHALL L. TUTUN
                                  TRUSTEE

                              BY:  /S/ NANCY L. HURWITZ
                                  NANCY L. HURWITZ
                                  TRUSTEE


                              THE HURWITZ CHILDREN'S TRUST FOR
                              DANIEL HURWITZ, U/D/T MAY 13, 1995

                              BY:  /S/ MARSHALL L. TUTUN
                                  MARSHALL L. TUTUN
                                  TRUSTEE

                              BY:  /S/ NANCY L. HURWITZ
                                  NANCY L. HURWITZ
                                  TRUSTEE


                              WUHAN OPTICAL COMMUNICATION
                              TECHNOLOGY COMPANY

                              BY:  /S/ JIANG TING-LIN
                                  JIANG TING-LIN
                                  LEGAL REPRESENTATIVE


                              /S/ ASHLEY GALE NILL
                                  ASHLEY GALE NILL

                              /S/ JOCELYN McCULLOUGH NILL
                                  JOCELYN McCULLOUGH NILL

                              /S/ KATHERINE ANNE NILL
                                  KATHERINE ANNE NILL